EXHIBIT 10.2
UNITED COMMUNITY BANKS, INC.
AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN
STOCK OPTION AGREEMENT
(Incentive Stock Option — Executive Officer)

Optionee:

Number of Shares:	Shares

Option Exercise Price:	$ per Share

Date of Grant:

Vesting Schedule:	Per attached Optionee Statement referred to herein as “Exhibit B”

Territory:
     THIS OPTION AGREEMENT (the “Agreement”) is entered into as of the ___ day of __________________, ____________, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Optionee”).
     WHEREAS, the United Community Banks, Inc. Amended and Restated 2000 Key Employee Stock Option Plan (the “Plan”) was adopted by the Company, effective March 15, 2007;
     WHEREAS, the Optionee performs valuable services for the Company, a Subsidiary or one of their affiliates; and
     WHEREAS, the Board of Directors of the Company or the committee responsible for the administration of the Plan has determined to grant the Option to the Optionee as provided herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.   Grant of the Option.
     1.1 Option. An option to purchase shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), is hereby granted to the Optionee (the “Option”).
     1.2 Number of Shares. The number of Shares that the Optionee can purchase upon exercise of the Option is set forth above.
     1.3 Option Exercise Price. The price the Optionee must pay to exercise the Option (the “Option Exercise Price”) is set forth above.

     1.4 Date of Grant. The date that the Option is granted (the “Date of Grant”) is set forth above.
     1.5 Type of Option. The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent this Option is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.
     1.6 Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     1.7 Execution of Agreement. The Option is evidenced by this Agreement. If the Optionee does not execute this Agreement within thirty (30) days of receiving the Agreement, the Committee may in its discretion cancel the Option and this Agreement.
2.   Duration.
     The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Date of Grant (the “Exercise Term”); provided, however, that the Exercise Term may end earlier as provided in Sections 5 and 13 hereof.
3.   Vesting.
     The Option shall vest and become exercisable in accordance with the vesting schedule specified in Exhibit B. The Optionee may exercise the Option to the extent it is vested during the Exercise Term, subject to any limitations on exercise contained in Section 7 hereof.
4.   Manner of Exercise and Payment.
     4.1 Delivery. To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A and incorporated herein by reference, to the address indicated on such Form or such other address designated by the Company from time to time. The Committee may establish a minimum number of Shares (e.g., 100) for which the Option may be exercised at a particular time. Contemporaneously with the delivery of the Option Exercise Form, the Optionee shall tender to the Company the aggregate Option Exercise Price for the Shares as to which the Optionee is exercising the Option by (i) cash, check, or wire transfer, (ii) delivering or properly attesting to ownership of Shares with a Fair Market Value at the date of exercise equal to the aggregate Option Exercise Price for the Shares as to which the Optionee is exercising the Option, (iii) a broker-assisted cashless exercise transaction through a brokerage firm designated by the Optionee, or (iv) or by such other method of payment as may be acceptable to the Committee pursuant to the Plan. The Company shall deliver to the Optionee certificates evidencing the Shares as to which the Option was exercised within thirty (30) days of the date on which the Optionee delivers the Option Exercise Form and makes payment of the aggregate Option Exercise Price to the Company or shall make such Shares available for electronic delivery in the U.S. to an account the Optionee designates in writing within three (3) business days after the date on which the Optionee delivers the Option Exercise Form and makes payment of the aggregate Option Exercise Price to the Company, and in either case such Shares shall be free and clear of all liens, security interests, pledges or other claims or charges, except those provided in this Agreement or the Plan, or any other agreement affecting the Shares. Notwithstanding the foregoing, if the Optionee is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, the Optionee may not exercise any Option prior to the date that is six (6) months after the Date of Grant unless the Optionee’s employment has terminated due to death, Disability, or Retirement after the Date of Grant.
     4.2 No Rights as Shareholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares, subject to divestment pursuant to Section 13.
5.   Termination of Employment.
     5.1 Termination of Employment for Cause. If the Optionee’s employment is terminated by the Company for Cause, the outstanding Option shall expire immediately, and the Optionee’s right to exercise the outstanding Option (whether vested or not vested) shall terminate immediately upon the date of the Optionee’s termination of employment.
     5.2 Termination of Employment Without Cause or For Good Reason.
          (1) If the Optionee’s employment with the Company and any Subsidiary is terminated involuntarily by the Company without Cause or is terminated by the Optionee for Good Reason (as defined in subsection (2) below), the Option shall continue to vest in accordance with the original vesting schedule set forth in this Agreement (just as if the Optionee had remained employed) and shall remain exercisable at any time prior to the expiration of the term of the Option. In the event of the Optionee’s death after a termination covered by this subsection 5.2, the Option shall continue to vest and be exercisable in accordance with this subsection 5.2 as if the Optionee had lived and the Option shall be exercisable by the persons described in Section 5.4.
          (2) For purposes of this Option, the Optionee shall be entitled to terminate his employment with the Company for Good Reason in the event, without the Optionee’s express written consent, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i), (iii), or (iv) below, such act or failure to act is corrected prior to the Optionee’s date of termination:
     (i) a material reduction in the Optionee’s responsibilities at the Company; or
     (ii) the required relocation of the Optionee’s employment to a location outside of the market area of the Company; or
     (iii) a material reduction in the levels of coverage of the Optionee under the Company’s director and officer liability insurance policy or indemnification commitments; or
     (iv) a substantial reduction in the Optionee’s base salary, a material reduction in his incentive compensation or the taking of any action by the Company which would, directly or indirectly, materially reduce any of the benefits provided to the Optionee under any of the Company’s pension, 401(k) deferred compensation, life insurance, medical, accident or disability plans in which the Optionee is participating.
     The Optionee’s right to terminate employment for Good Reason shall not be affected by the Optionee’s incapacity due to physical or mental illness, except for a Disability as defined in the Plan. The Optionee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
     5.3 Termination of Employment Due to Retirement from the Company. If the Optionee’s employment with the Company is terminated upon the Retirement of the Optionee, the outstanding unvested portion of the Option shall continue to vest in accordance with the vesting schedule set forth in this Agreement (just as if the Optionee had remained employed) and the Option (whether vested or not vested as of the date of termination) shall remain exercisable at any time prior to the expiration of the term of the Option.
     5.4 Termination of Employment Due to Death. If the Optionee dies while actively employed by the Company, the outstanding unvested portion of the Option shall immediately vest, and thereafter the Option shall remain exercisable at any time prior to its expiration date or for one (1) year after the date of death, whichever period is shorter, (i) by such person(s) who have acquired the Optionee’s rights by will or the laws of descent and distribution, or (ii) if no such person in (i) exists, by the executor or representative of the Optionee’s estate.
     5.5 Termination of Employment by Disability. In the event the employment of the Optionee is terminated by reason of Disability, the outstanding unvested portion of the Option shall expire as of the date the Committee determines the definition of Disability to have been satisfied by the Optionee, and the outstanding vested portion of the Option as of that date shall remain exercisable at any time prior to its expiration date, or for one (1) year after the Committee’s determination of Disability, whichever period is shorter.
     5.6 Voluntary Termination of Employment. If the Optionee voluntarily terminates his or her employment with the Company (except for Good Reason or upon Retirement), the outstanding unvested portion of the Option shall expire as of the date of termination of employment, and the vested portion of the Option as of the date of termination of employment shall remain exercisable at any time prior to its expiration date or for three (3) months after the date of termination of employment, whichever period is shorter.
     5.7 Employment by Subsidiary. For purposes of this Section and Sections 8 and 13, employment with the Company includes employment with any Subsidiary or service as a member of the Board of Directors of the Company or a Subsidiary. A change of employment between the Company and any Subsidiary or between Subsidiaries or a change in the nature of the Optionee’s service relationship with the Company and the Subsidiaries (e.g., from employee to Director) without any interruption in the Optionee’s provision of services is not a termination of employment under this Agreement.
6.   Nontransferability.
     The Option shall not be transferable other than by will or by the laws of descent and distribution and during the lifetime of the Optionee. The Option shall be exercisable only by the Optionee except as provided in Section 5.4.
7.   Securities Laws Restrictions.
     The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company intends to register the Shares issuable upon the exercise of the Option; however, until the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of any Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions may appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.
8.   No Right to Continued Employment.
     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee’s employment at any time.
9.   Adjustments.
     In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with the provisions of Section 4.3 of the Plan. The adjustment shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

10.   Withholding of Taxes.
     10.1 Prior to the issuance of Shares to the Optionee upon exercise of the Option, the Optionee shall pay the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) (if any) to the Company in cash or by check or wire transfer. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”) to satisfy such withholding obligation by a broker-assisted cashless exercise transaction through a brokerage firm designated by the Optionee, by delivering Shares (that have been owned by the Optionee for at least six (6) months or such other period as may be required by the Committee) or by having the Company retain from the Shares to be delivered a number of Shares having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by the Optionee. The Company shall have the right to deduct from any amounts payable to the Optionee for salary, bonuses or otherwise an amount equal to Withholding Taxes with respect to the Option.
     10.2 If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.
11.   Optionee Bound by the Plan.
     The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
12.   Modification of Agreement.
     Except as expressly otherwise provided herein, this Agreement may not be modified, amended, suspended or terminated, and any terms or conditions may not be waived, except by a written instrument executed by the parties hereto.
13.   Cancellation and Rescission of Awards; Return of Profits.
     13.1 If, during his employment with the Company or at any time during the one (1) year after the Date of Termination, the Optionee violates the restrictive covenants set forth in Section 13.2 below, then the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel any outstanding portion of the Option (whether or not vested), and (ii) repurchase any Shares issued to the Optionee pursuant to exercise of the Option during the period six (6) months prior to and one (1) year after the Date of Termination at a per Share repurchase price equal to the Option Exercise Price, and require the Optionee to pay to the Company any gain realized by Optionee from the sale of Shares issued to the Optionee pursuant to exercise of the Option during such period.

     13.2 The Optionee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:
     (i) solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;
     (ii) solicit or induce, or in any manner attempt to solicit or induce, any Person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or any Subsidiary or is at will;
     (iii) engage in the Company’s Business within the Territory or accept employment or engagement within the Territory as a director, officer, executive, manager, or business consultant for any Person engaging in the Company’s Business; or
     (iv) knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or any Subsidiary.
The Optionee further agrees that he or she will not, except as necessary to carry out his duties as an employee of the Company, disclose or use Confidential Information. The Optionee further agrees that, upon termination or expiration of employment with the Company for any reason whatsoever or at any time, the Optionee will upon request by the Company deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Optionee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.
     13.3 For purposes of this Section 13, the following terms shall have the meanings specified below:
     (i) “Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust, or other business or financial services organization or entity.
     (ii) “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the Date of Termination.

     (iii) “Customers” means all Persons that (1) the Optionee serviced or solicited on behalf of the Company or any Subsidiary, (2) whose dealings with the Company or any Subsidiary were coordinated or supervised, in whole or in part, by the Optionee, or (3) about whom the Optionee obtained Confidential Information, in each case during the term of this Agreement or while otherwise employed by the Company.
     (iv) “Date of Termination” means the date upon which the Optionee’s employment with the Company ceases for any reason.
     (v) “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.
14.   Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
15.   Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States and the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.
16.   Successors in Interest.
     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Optionee’s heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.
17.   Entire Agreement.
     This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

18.   Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Optionee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.
19.   Legal Construction.
     The legal construction and interpretation of this Agreement (including, but not limited to, issues of gender, plural or singular, governing law and severability) shall be governed by the provisions of Article 19 of the Plan.
[EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.
By:	/s/
Name:
Title:

     By signing below, the Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan. The Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state, local or foreign law as a result of the grant, existence or exercise of the Option, or subsequent sale of the Shares.

OPTIONEE
By:	/s/
Name:

[EXHIBITS FOLLOW]

EXHIBIT A
OPTION EXERCISE FORM
     I,                     , do hereby exercise the Option with a Date of Grant of                     ,            granted to me by the Option Agreement executed in connection therewith. The number of Shares being purchased, the Exercise Price and the Total Option Exercise Price are set forth below:

Number of Shares:		Shares

Option Exercise Price Per Share	x	$ per Share

Total Option Exercise Price:	=	$
The Total Option Exercise Price is included with this Form.

Date:
Signature
Send or deliver this Form with an original signature to
United Community Banks, Inc.
P.O. Box 398, 59 Highway 515
Blairsville, GA 30512
Attn: